CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of TCW Strategic Income Fund, Inc. as filed with the Securities and Exchange Commission on or about December 14, 2020.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

December 14, 2020